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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 8, 2002

                              PLAINS RESOURCES INC.
               (Exact name of registrant as specified in charter)

       Delaware                                          13-2898764
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                     0-9808
                              (Commission File No.)

                          500 Dallas Street, Suite 700
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (713) 739-6700


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Item 9. Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements and Associated Risks

     All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. These statements, however, are subject to certain risks, uncertainties and assumptions, including, but not limited to:

o uncertainties inherent in the exploration for and development and production of oil and gas and in estimating reserves;

o unexpected future capital expenditures (including the amount and nature thereof);

o    impact of crude oil and natural gas price fluctuations;

o    the effects of competition;

o    the success of our risk management activities;

o the availability (or lack thereof) of acquisition or combination opportunities;

o    the impact of current and future laws and governmental regulations;

o environmental liabilities that are not covered by an indemnity or insurance; and

o    general economic, market or business conditions.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those in the forward-looking statements. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

Disclosure of Third and Fourth Quarter 2002 Estimates

     The following table reflects current estimates of certain results for the third and fourth quarter of 2002 for Plains Resources Inc. (the "Company"). These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission ("SEC"), and we encourage you to review such filings.


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                        Operating and Financial Guidance


                                                                                                    Quarter Ended
                                                                                      -------------------------------------------
                                                                                      September 30, 2002        December 31, 2002
                                                                                      ------------------        -----------------
 Estimated Production Volumes
 Barrels of oil equivalent-MBOE                                                          2,575-2,725               2,625-2,775
  MBOE PER DAY                                                                            28.0-29.6                 28.5-30.2
 % Oil                                                                                       95%                       95%
 % Gas                                                                                        5%                        5%

 Estimated Oil Price differentials - $/Bbl
    Estimated Differentials to NYMEX Prices - pre hedge                                 $4.75 - $5.25             $4.75 - $5.25

    Estimated Hedging gain (loss) based on: ($ in thousands)
      $17.00 NYMEX                                                                         13,600                    13,800
      $18.00 NYMEX                                                                         11,600                    11,800
      $19.00 NYMEX                                                                          9,600                     9,800
      $20.00 NYMEX                                                                          7,600                     7,800
      $25.00 NYMEX                                                                         (1,500)                   (1,400)
      $26.00 NYMEX                                                                         (3,300)                   (3,300)
      $30.00 NYMEX                                                                        (10,500)                  (10,600)

 Crude Oil Hedge Positions - barrels per day
      Puts - Floor $20.00                                                                   2,000                     2,000
      Swaps - Average price $24.20 per barrel                                              19,664
      Swaps - Average price $24.22 per barrel                                                                        20,000
      Calls - Average price $35.17 per barrel                                               9,000                     9,000

 Operating Costs per BOE
 Production expenses                                                                    $9.20 - $9.45             $8.80 - $9.05
 General and administrative                                                             $1.25 - $1.35             $1.20 - $1.30
 DD&A - oil and gas                                                                         $3.10                    Note 7

 Other Income (expense) ($ in thousands)
 Equity in earnings of Plains All American Pipeline, L.P. ("PAA")                      $4,700 - $5,400           $5,500 - $6,400
 DD&A - other                                                                               $400                      $400
 Loss on debt extinguishment                                                               Note 9
 Interest expense                                                                          Note 10                   Note 10

 Book Tax Rate
 Current                                                                                      4%                        4%
 Deferred                                                                                    37%                       37%

 Weighted Average Equivalent shares outstanding (in thousands)
 Basic                                                                                      23,900                    23,900
 Diluted                                                                                    25,400                    25,400

 Capital Expenditures ($ in thousands)                                                 $18,000 - $19,000         $12,000 - $13,000

 Distributions from Plains All American Pipeline, L.P. ($ in thousands)                     $7,400                    $7,400


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Notes:

1. The estimates reflect the closing on August 1, 2002 of the acquisition of an additional 26% working interest (21.93% net revenue interest) in the offshore California Point Arguello unit and include our estimates of results from the interest acquired effective as of the date of closing.

2. Estimated Production Volumes. Production estimates are based on historical operating performance and trends and the Company's 2002 capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products. For the year ended December 31, 2002, production volumes are estimated at 10,100-10,400 MBOE compared to prior guidance of 10,000-10,200 MBOE. The increase is attributable to the Point Arguello acquisition.

         SEC Staff Accounting Bulletin 101 ("SAB 101") requires that revenue from crude oil production be recognized as the volumes are sold versus when produced. The location of our Florida properties and the timing of the barges that transport the crude oil to market cause reported sales volumes to differ from production volumes. Actual timing of sales volumes is difficult to predict. Reported sales volumes will differ from the production estimates provided. The Florida crude oil is typically sold in shipments of approximately 130,000-140,000 barrels (100,000 barrels net to the Company's interest) and typically occurs every 40-50 days.

3. Estimated Oil Price Differentials. The Company's realized wellhead crude oil price is lower than the NYMEX index level as a result of area and quality differentials. The Company has locked in a fixed price differential to NYMEX on approximately 60-65% of its production for the second half of 2002. Estimated average differentials by area for the second half of 2002 are: Onshore California - $4.00 per barrel, Offshore California - $6.85 per barrel, Florida - $8.25 per barrel, and Illinois - $0.90 per barrel. The estimates are based on current market conditions and include the effects of the fixed price differential arrangements.

4. Crude Oil Hedge Positions. The estimated hedging gain (loss) is calculated based on the NYMEX prices presented and the Company's current crude oil hedge positions. The hedging gain (loss) presented does not include approximately $400,000 of option premiums that will be amortized as a charge to oil revenues in each of the third and fourth quarters of 2002.

5. Production expenses. The Company estimates that production expenses (including production and ad valorem taxes) will average $9.20-$9.45 per BOE and $8.80-$9.05 per BOE for the third and fourth quarter of 2002, respectively. The estimates reflect increases from prior guidance due to increased costs for electricity and insurance premiums as well as the acquisition of the additional interest in the Point Arguello unit which has a higher production cost per BOE than the Company's average unit production expense. As disclosed in prior SEC Form 8-K filings, the Company obtains electricity for certain of its operations in California through a direct access contract with an electricity service provider. In July 2002, the California Public Utility Commission ("CPUC") assessed what is commonly known as "exit fees" for certain rate payers who elected to enter the direct access electricity market. The Company currently estimates that its electricity costs for the second half of 2002 will increase by $1.1 million due to this CPUC ruling. The Company is currently evaluating alternatives to mitigate the increased costs, including the feasibility of self or co-generation projects.


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6.       General and administrative. Unit G&A costs are expected to average
         $1.25-$1.35 per BOE and $1.20-$1.30 per BOE for the third and fourth quarter of 2002, respectively. Unit G&A costs for 2002 are estimated to be $1.25-$1.35 per BOE. These amounts are consistent with prior guidance. For purposes of calculating upstream unit G&A, we exclude noncash compensation expense related to stock options and nonrecurring items from the calculation. For the third and fourth quarter of 2002 noncash compensation expense is estimated at $200,000 per quarter.

7. DD&A - oil and gas. The Company's DD&A rate for the first nine months of 2002 is $3.10 per BOE. The fourth quarter DD&A rate will be adjusted based on year-end 2002 proved reserve volumes. For estimate purposes we are utilizing the $3.10 rate for the fourth quarter.

8. Equity in earnings of Plains All American Pipeline, L.P. ("PAA"). The Company's equity in earnings from PAA is based on guidance provided by PAA in its Form 8-K filed with the SEC on July 24, 2002, and the Company's aggregate ownership interest, as adjusted for general partner incentive distributions. As of the date hereof, the Company has an aggregate ownership interest of approximately 29%, consisting of (i) a 44% ownership stake in the general partner interest and incentive distribution rights, (ii) 45%, or approximately 4.5 million, of the subordinated units and (iii) 24%, or approximately 7.9 million of the common units (including the Class B common units). PAA's Form 8-K provides guidance of $15.6 million to $17.9 million and $18.0 million to $21.3 million for its third and fourth quarter 2002 net income, respectively.

9. Loss on debt extinguishment. On July 3, 2002 Plains Exploration & Production Company, L.P. ("PXP"), a wholly owned subsidiary of the Company, completed a private placement under Rule 144A of the Securities Act of 1933 of 8 3/4% Senior Subordinated Notes due 2012 in the aggregate principal amount of $200 million. PXP also entered into a new senior secured revolving credit facility to provide up to $300 million of available credit with an initial borrowing base of $225 million. Syndication for this facility was completed on July 19, 2002. The $267.5 million of outstanding 10 1/4% Senior Subordinated Notes of the Company as well as its revolving credit facility were retired in connection with these PXP debt refinancing transactions. The Company will recognize a pre-tax loss of approximately $10.3 million in connection with the refinancing transactions consisting of: (1) $9.1 million for the 3.4167% call premium on the 10 1/4% Senior
         Subordinated Notes, (2) $3.1 million of unamortized debt issue costs less (3) a $1.9 million credit for the unamortized premium on the 10 1/4% Senior Subordinated Notes. In accordance with Statement of Financial Accounting Standards 145, the loss is not considered an extraordinary item.

10. Interest expense. The Company's interest expense will consist of interest on:

          a. PXP's $200 million of 8 3/4% Senior Subordinated Notes described above. The notes were issued at 98.376% of par, and interest expense for the third and fourth quarter of 2002 will each include $51,000 for the amortization of the original issue discount.

          b. Third quarter 2002 interest expense will include $2.4 million of interest expense on the 10 1/4% Senior Subordinated Notes which were called for redemption on July 3, 2002 and were redeemed on August 2, 2002.

          c. Amounts outstanding under PXP's $225 million revolving credit facility ("Credit Facility"). PXP had approximately $114 million in borrowings outstanding under the Credit Facility on July 31, 2002. The Credit Facility provides for grid pricing at LIBOR



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          or Prime at PXP's option plus a margin based on the percentage of the borrowing base then being utilized as follows:

                            less than        25%         more than    more than
                               25%          to 50%          50%          75%
    LIBOR Loans               1.375%        1.500%         1.625%       1.750%
    Prime Loans               0.125%        0.250%         0.375%       0.500%
    Commitment Fee            0.375%        0.375%         0.500%       0.500%


     d. The Company has a three-year interest rate swap agreement which fixes the interest rate on $7.5 million of borrowings at 3.9% not including the rate margin.

     e. The Company estimates it will capitalize approximately $600,000 of interest during each of the third quarter and the fourth quarter of 2002.

     f. The Company estimates that it's third quarter interest expense will be $7.3 million to $7.5 million, assuming an average NYMEX crude oil price of $25.00 per barrel and the guidance estimates included in this document.

11. Book Tax Rate. The Company's book tax rate is based on a Federal rate of 35% and an estimated combined foreign and state rate of 6%. The foreign tax is attributable to the Canadian operations of PAA. The Company's deferred and current tax rates are based on current estimates of taxable income and utilization of net operating loss carryforwards.

12. Weighted average equivalent shares outstanding. Estimated basic shares outstanding are based on shares outstanding on June 30, 2002, net of treasury shares. Estimated diluted shares are based on basic shares outstanding, plus shares issuable upon conversion of preferred stock and outstanding options and warrants utilizing the treasury stock method for the options and warrants assuming a $25.00 average price for the Company's common stock.

13. Distributions from Plains All American Pipeline, L.P. The estimated cash distributions are based on PAA's $0.5375 per unit quarterly distribution ($2.15 on an annual basis) that was declared in July 2002. The amount presented reflects estimated cash to be received from PAA and has not been adjusted for cash taxes.

14. PXP has filed an initial registration statement with the SEC for an initial public offering ("IPO") of slightly less than 20% of PXP's outstanding common stock (after giving effect to the IPO). If the IPO is completed, the Company expects that:

     a. a portion of the proceeds will be used to repay amounts outstanding under the Credit Facility, which would in turn reduce reported interest expense, and

     b. the Company will report a minority interest expense for the shares sold to the public. The minority interest expense will be based on the percentage of PXP's outstanding shares that are held by the public and PXP's reported net income.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PLAINS RESOURCES INC.


Date: August 8, 2002                          /s/ Cynthia A. Feeback
                                              ----------------------------------
                                              Cynthia A. Feeback
                                              Senior Vice President--Accounting
                                              and Treasurer

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